EXHIBIT 99.1

Keurig Dr Pepper Appoints Chief Financial Officer

BURLINGTON, Mass. and FRISCO, Texas, Oct. 24 -- Keurig Dr Pepper Inc. (NASDAQ: KDP) today announced the appointment of Sudhanshu Priyadarshi to the position of Chief Financial Officer, effective Nov. 14, 2022. He will report to Chief Executive Officer Ozan Dokmecioglu and lead the Company’s Finance and Information Technology organizations.

Priyadarshi is a seasoned global finance, strategy and operations executive, with more than 20 years of leadership experience in the food & beverage, retail, pharmaceutical and logistics industries. He has spent the majority of his career at multi-national CPG and retail companies, namely PepsiCo and Walmart.

Priyadarshi was most recently CFO at Vista Outdoor Inc. (NYSE: VSTO), overseeing all financial management and strategic planning for the sporting and outdoor goods company during a period of significant organic and inorganic growth.

"Sudhanshu’s impressive financial management experience at leading companies, combined with his strategic and operational savvy, makes him the ideal executive for this critical role,” said Dokmecioglu. “He will be a strategic partner to our team, as we deliver against our commitments, scale our business for growth and continue to successfully navigate the complex macro environment. We are thrilled to welcome him to KDP."

"I am delighted to join KDP at such an exciting time in the Company's journey," added Priyadarshi. "I look forward to working closely with Ozan and the entire executive team to continue driving organic growth while pursuing opportunities to deliver above-plan value creation through strategic allocation of KDP’s industry-leading free cash flow generation.”

Priyadarshi started his career at PepsiCo, where he spent 14 years in financial and corporate strategy roles, including as CFO of Global R&D & PepsiCo Global Nutrition Platforms. Following PepsiCo, he moved to Cipla, a top-10 global generic pharmaceutical company, where he was Global Chief Operating Officer, leading the company’s 14,000 employees in 80 countries and successfully executing more than 20 M&A transactions. Priyadarshi then joined Walmart, serving as Vice President of Finance and Strategy for the $100 billion General Merchandise and Softlines division, and then Vice President of Finance for the growing U.S. ecommerce business. He left Walmart to become CFO of Flexport, a worldwide provider of logistics solutions.

KDP Contacts
Steve Alexander (Investors)
T: 972-673-6769 / steve.alexander@kdrp.com

Chethan Mallela
T: 646-620-8761 / chethan.mallela@kdrp.com

Katie Gilroy (Media)
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue approaching $13 billion and approximately 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company's portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit www.keurigdrpepper.com.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are "forward-looking statements" within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as "outlook," "guidance," "anticipate," "expect," "believe," "could," "estimate," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "target," "will," "would," and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.

Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.